Exhibit 99.1

Jack in the Box Inc. to Present at Investor Conference in March

SAN DIEGO--(BUSINESS WIRE)--March 4, 2021--Jack in the Box Inc. (NASDAQ: JACK) will participate in an upcoming investment conference. The date of the presentation is:

  March 11, 2021, 11:30 am PT – Bank of America Securities 2021 Virtual Consumer & Retail Technology Conference

To access the live webcast of the presentation through the internet, log onto the Jack in the Box Inc. Investors page at http://investors.jackinthebox.com at least 15 minutes prior to the audio presentation to download and install any necessary software. The webcast will be available for replay using that same link for 30 days, beginning on March 11, 2021.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Contacts

Investor Contact:
Carol DiRaimo
Investor.Relations@Jackinthebox.com